Exhibit 10.1

IDACORP, Inc.
Idaho Power Company
2006 NEO Base Compensation Table

		Current Base	New Base
Name	Title	Compensation ($)	Compensation ($)

Jan B. Packwood	President and Chief	630,000	650,000
	Executive Officer,
	IDACORP

J. LaMont Keen	Executive Vice	400,000	420,000
	President, IDACORP
	and President and
	Chief Executive
	Officer, Idaho Power

Darrel T. Anderson	Senior Vice President	240,000	280,000
	- Administrative
	Services and Chief
	Financial Officer,
	IDACORP and Idaho
	Power

James C. Miller	Senior Vice President	270,000	280,000
	of Power Supply,
	Idaho Power

Thomas R. Saldin	Senior Vice President,	250,000	265,000
	General Counsel and
	Secretary, IDACORP
	and Idaho Power